Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                     As independent public accountants, we hereby consent to the incorporation by reference in this the registration statement on Form S-3 of our reports dated February 15, 2000 included in SEACOR SMIT Inc.'s Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.



/s/Arthur Andersen LLP
Arthur Andersen LLP


New Orleans, Louisiana,
March 30, 2001